UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2007

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

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924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As reported on a Form 8-K filed on October 25, 2006, Sujon Limited loaned Atmospheric Glow Technologies, Inc. (the "Company") $200,000 on October 24, 2006 which loan was evidenced by a promissory note in the principal amount of $200,000 and was payable on or before February 18, 2007. The note bears interest a rate of twelve percent (12%) per annum. As part of the consideration for the loan, the Company issued 400,000 of its Common Shares to the lender; the lender also received piggyback registration rights with respect to such shares.

As reported on a Form 8-K filed on February 22, 2007, the Company disclosed that it had not met the terms of the loan with Sujon Limited and was working with the lender to cure the default. On April 5, 2007, the Company and Sujon Limited signed an amendment to extend the maturity date of the promissory note to June 19, 2007. As consideration for the extension, the Company agreed to issue an additional 400,000 Common Shares to the lender; the lender also received piggyback registration rights with respect to such shares. All other terms of the original loan remain in place.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: April 20, 2007 By: /s/ W. Scott McDonald

W. Scott McDonald
Chief Executive Officer